Rule 424(b)(3)
Registration Statement No. 333-120649
Pricing Supplement No. 04
Dated May 19, 2006
(To Prospectus dated May 18, 2006 and
 Prospectus Supplement dated May 18, 2006)
INTERNATIONAL LEASE FINANCE CORPORATION
$4,495,000,000
Medium-Term Notes, Series Q
Principal Amount:							$500,000,000.00
Issue Price:							$500,000,000.00
Net Proceeds to the Company:					$498,750,000.00
Agents Discount or Commission:                        0.25%
Agent:								MERRILL LYNCH
CUSIP:								45974VZZ4
Settlement Date:							05/24/06
Stated Maturity (date):						05/24/10
INTEREST RATE BASIS OR BASES:					3 Mo LIBOR
INITIAL INTEREST RATE:
INTEREST PAYMENT DATES:						8/24, 11/24, 2/24, 5/24
INTEREST RATE RESET PERIOD:					3 Month
INTEREST RATE RESET DATES:					2 bus. days prior
INDEX MATURITY:							3 Months
SPREAD:								22 bp
SPREAD MULTIPLIER:						N/A
MAXIMUM INTEREST RATE:						N/A
MINIMUM INTEREST RATE:						N/A
OVERDUE RATE:							N/A
REDEEMABLE BY THE COMPANY ON OR AFTER:			N/A
OPTIONAL REPAYMENT DATE:					N/A
FIXED RATE COMMENCEMENT DATE:					N/A
FIXED INTEREST RATE:						N/A
REPURCHASE PRICE:							N/A
OPTIONAL RESET DATES:						N/A
EXTENSION PERIODS:						N/A
FINAL MATURITY:							05/24/10
DESIGNATED LIBOR PAGE (check one):
LIBOR Reuters ____
LIBOR Telerate __X__
DESIGNATED CMT TELERATE PAGE (for CMT Notes only):
DESIGNATED CMT MATURITY INDEX (for CMT Notes only):
TYPE OF NOTE (check one):
Book-Entry Note __X__
Certificated Note ____
OTHER PROVISIONS: